As filed with the Securities and Exchange Commission on November 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRERA HOLDINGS PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Connaught House, 5th Floor

One Burlington Road

Dublin 4

D04 C5Y6

Ireland

+353 1 237 3700

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (800) 221-0102 (Name, address, and telephone number of agent for service)

Copies to:

Ross D. Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Phone: (212) 930-9700

Ethan Silver, Esq.

Daniel Forman, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10022

Phone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

BRERA HOLDINGS PLC

79,748,354 Class B Ordinary Shares

PIPE Pre-Funded Warrants to Purchase up to 5,161,152 Class B Ordinary Shares

5,161,152 Class B Ordinary Shares Underlying the PIPE Pre-Funded Warrants

PIPE Common Warrants to Purchase up to 66,666,668 Class B Ordinary Shares

66,666,668 Class B Ordinary Shares Underlying PIPE Common Warrants

Strategic Advisor Pre-Funded Warrants to Purchase up to 3,333,330 Class B Ordinary Shares

3,333,330 Class B Ordinary Shares Underlying Strategic Advisor Pre-Funded Warrants

Strategic Advisor Common Warrants 1 to Purchase up to 1,666,667 Class B Ordinary Shares

1,666,667 Class B Ordinary Shares Underlying Strategic Advisor Common Warrants 1

10,745 Class B Ordinary Shares Underlying Warrants

16,000 Class B Ordinary Shares Underlying Series A Preferred Stock

This prospectus relates to the offer and resale by the selling securityholders identified herein, or their permitted transferees (the “Selling Securityholders”), of (A) up to 156,602,916 of our Class B Ordinary Shares, nominal value, $0.05 per share (“Class B Ordinary Shares”) consisting of: (i) 61,505,516 Class B Ordinary Shares issued to the investors in the PIPE Offering (as defined herein)(the “PIPE Shares”); (ii) 10,372,130 Class B Ordinary Shares issued to the Strategic Advisors (as defined herein) upon the partial exercise of the Strategic Advisor Pre-Funded Warrants (as defined herein), the partial exercise of the Strategic Advisor Common Warrants 1 (as defined herein), the exercise in full of the Strategic Advisor Common Warrants 2 (as defined herein) and the exercise in full of the WPA Investor Warrants (as defined herein) (the “Strategic Advisor Shares”); (iii) 1,000,334 Class B Ordinary Shares issued to Daniel J. McClory or entities owned and controlled by Daniel J. McClory (the “McClory Shares”); (iv) 5,858,695 Class B Ordinary Shares issued to Boustead & Company Limited upon the exercise in full of three Class B Ordinary Share purchase warrants (the “BCL Shares”); (v) 93,887 Class B Ordinary Shares issued to Boustead Securities, LLC upon the exercise in full of several warrants (the “BSL Shares”); (vi) 131,821 Class B Ordinary Shares issued to investors upon conversion of Class B Preferred Stock (the “Series B Conversion Shares”); (vii) 785,971 shares issued to certain legacy shareholders of the Company (the “Legacy Shares”); (viii) up to 5,161,152 Class B Ordinary Shares issuable upon the exercise of the PIPE Pre-Funded Warrants (as defined herein), which have an exercise price of $0.05 per share (the “PIPE Pre-Funded Warrant Shares”); (ix) up to 66,666,668 Class B Ordinary Shares issuable upon exercise of the PIPE Common Warrants (as defined herein), which have an exercise price of $6.75 per share (the “PIPE Warrant Shares”); (x) up to 3,333,330 Class B Ordinary Shares issuable to the Strategic Advisors upon exercise of certain of the Strategic Advisor Pre-Funded Warrants (as defined herein) which have an exercise price of $0.05 per share (the “Strategic Advisor Pre-Funded Warrant Shares”); (xi) up to 1,666,667 Class B Ordinary Shares issuable upon exercise of the Strategic Advisor Common Warrants 1 (as defined herein) which have an exercise price of $6.75 per share (the “Strategic Advisor Warrant 1 Shares” and together with the Strategic Advisor Pre-Funded Warrant Shares, the Strategic Advisor Warrant Shares”); (xii) 16,000 Class B Ordinary Shares issuable upon conversion of Series A Preferred Stock (the “Series A Conversion Shares”); and (xiii)10,745 Class B Ordinary Shares issuable upon warrants issued to certain legacy shareholders of the Company, which have an exercise price of $13.50 per share (the “Legacy Warrant Shares”) and (B) warrants to purchase 76,827,817 Class B Ordinary Shares, consisting of (i) the PIPE Pre-Funded Warrants to purchase up to 5,161,152 Class B Ordinary Shares; (ii) the PIPE Common Warrants to purchase up to 66,666,668 Class B Ordinary Shares, (iii) the Strategic Advisor Pre-Funded Warrants to purchase up to 3,333,330 Class B Ordinary Shares and (iv) the Strategic Advisor Common Warrants 1 to purchase up to 1,666,667 Class B Ordinary Shares.

We refer to the (i) PIPE Shares, (ii) the PIPE Pre-Funded Warrants, (iii) the PIPE Common Warrants, (iv) PIPE Pre-Funded Warrant Shares; (v) PIPE Warrant Shares, (vi) Strategic Advisor Shares, (vii) Strategic Advisor Pre-Funded Warrants, (viii) Strategic Advisor Common Warrants 1; (ix) Strategic Advisor Warrant Shares; (x) Legacy Shares, (xi) McClory Shares, (xii) BCL Shares, (xiii) BSL Shares; (xiv) Series A Conversion Shares, (xv) Series B Conversion Shares and (xvi) Legacy Warrant Shares, collectively as the “Securities” in this prospectus.

We are registering the issuance and/or resale of the Securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any Securities in this offering, and we will not receive any proceeds from the sale of the Securities by the Selling Securityholders. We will, however, receive up to approximately $461,674,735 in proceeds if the PIPE Pre-Funded Warrants, PIPE Common Warrants, the Strategic Advisor Pre-Funded Warrants, the Strategic Advisor Common Warrants 1 and the warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercises and excluding fees payable to the placement agent in the PIPE Offering).

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SLMT”. On November 18, 2025, the closing sale price of the Class B Ordinary Shares on Nasdaq was $6.67.

The Selling Securityholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to the sales of Securities. We will bear all other costs, expenses and fees in connection with the registration of the Securities. See “Plan of Distribution” beginning on page 18 for more information about how the Selling Securityholders may sell or dispose of their Securities.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Class B Ordinary Shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page 9 of this prospectus and the other documents that are incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 19, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Securityholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Securityholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For the avoidance of doubt, any offer of securities (within the meaning of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) contained in this prospectus is addressed to less than 150 natural or legal persons per member state of the European Union and accordingly, there is no legal obligation or requirement to publish this prospectus in the European Union in accordance with the provisions of the Prospectus Regulation.

In this prospectus unless the context indicates otherwise, “we,” “us,” “our,” “Brera Holdings,” “the Company,” “our company” and similar references refer to the operations of Brera Holdings PLC, a public limited company incorporated in the Republic of Ireland, and its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus including the documents that we incorporate by reference herein, contains, and may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions.

Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F and our Reports on Form 6-K, as well as any amendments thereto.

The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained below and throughout this prospectus. All forward-looking statements contained in this prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our projected revenues, profits, earnings and other estimated financial information;

●	our ability to secure additional funding necessary for the expansion of our business;

●	the growth of and competition trends in our industry;

●	our expectations regarding the popularity and competitive success of our sports teams;

●	our ability to maintain strong relationships with our fans, supporters and sponsors;

●	our expectation regarding the use of proceeds from any exercise of warrants;

●	the accuracy and completeness of the data underlying our third-party sources’ industry and market analyses and projections;

●	our ability to comply with continued listing requirements of Nasdaq;

●	fluctuations in general economic and business conditions in the markets in which we operate;

●	relevant government policies and regulations relating to our industry;

●	the success of our new SOL Treasury Policy (as defined below);

●	the volatile and unpredictable changes in the price of SOL (as defined below);

●	the expected growth of the SOL ecosystem;

●	the availability of opportunities to stake SOL; and

●	new or additional governmental regulation.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus carefully, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and in the documents we incorporate by reference, before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Brera Holdings is an Irish holding company focused on multi-club ownership (“MCO”) and expanding its global portfolio of men’s and women’s sports clubs with increased opportunities to earn tournament prizes, gain sponsorships, obtain transfer fees and provide other professional football- and sports-related consulting services.

Brera FC is the first football club that we acquired in July 2022. Brera FC, known as “The Third Team of Milan,” is an amateur football association which has been building an alternative football legacy since its founding in 2000. In March 2023, we expanded to Africa with the establishment of Brera Tchumene FC, a team admitted to the Second Division League in Mozambique, a country of nearly 32 million people. Brera Tchumene FC was promoted to Mocambola (First Division for Mozambique), for the 2024 season. In February 2025 we decided to pause operations of Brera Tchumene FC due to the geopolitical situation in the country, deciding instead to further invest in the Mozambican football team Black Bulls, the current champion of the Mocambola league. In April 2023, we acquired 90% of the European first division football team Fudbalski Klub Akademija Pandev in North Macedonia, a country with participation rights in two major Union of European Football Association (“UEFA”) competitions, the Europa League and the Europa Conference League, and rebranded the team Brera Strumica FC. In June 2023, we acquired, through open market purchases, a strategic stake in Manchester United PLC, which is listed on the New York Stock Exchange, and a portion of our stake was subject to a tender offer by Sir Jim Radcliffe and sold at a 74% realized gain in February 2024.

On June 17, 2025, we sold our 48.94% interest in Italian Serie A1 women’s professional volleyball team, UYBA Volley S.s.d.a.r.l and no longer have volleyball teams in our portfolio. In September 2023, we assumed control of Bayanzurkh Sporting Ilch FC, a team in the Mongolian National Premier League, which became Brera Ilch FC when the football season resumed in March 2024. In February 2024, we established the Brera Holdings Advisory Board, whose current members are Major League Soccer founder and World Cup director Alan Rothenberg, luxury lifestyle executive Massimo Ferragamo, sports business leaders Paul Tosetti and Marshall Geller, Italian football icon Giuseppe Rossi, and economist Arthur Laffer. In July 2024, we established a joint stock company for the North Macedonian women’s football club Tiverija Strumica, now known as Brera Tiverija FC, a wholly-owned subsidiary of Brera Strumica FC. From December 2024, until June 2025 we acquired 52% of the Italian Serie B football club Juve Stabia. In October 2025 we decided to cease operations in Mozambique and Mongolia.

Recent Developments

Appointment of Executive Officers

On November 4, 2025,we appointed Justin Bowes as our Chief Legal Officer and Board Director Dr. Alberto Libanori as Head of Operations.

Our Solana Treasury Strategy

Adoption of a Solana Treasury Policy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, starting with Solana (“SOL”). Our Board of Directors (the “Board”) approved our new Treasury Policy on September 21, 2025, authorizing long-term accumulation of SOL.

On September 23, 2025, we entered into a strategic advisor agreement (the “Strategic Advisor Agreement”) with Tarek Alnuaimi, Guy Hirsch, Keren Maimon, Ron Sade and Alyazi Almheiri (the “Strategic Advisors”) pursuant to which the Strategic Advisors will provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the cryptocurrency technology sector. We also intend to stake our treasury assets with one or more SOL validator service providers.

In addition to operating our sports club business, our management will focus its resources on our Treasury Policy and a significant portion of the balance sheet will be allocated to holding SOL in our digital asset treasury.

Currently our Treasury Policy is primarily dedicated to SOL, and we do not intend to allocate treasury assets to other digital assets in the near term. As a result, our assets are highly concentrated in a single digital asset. Adverse developments specific to SOL, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. We hedge our SOL holdings with a mix of call options, put options as well as other derivatives via total return swaps.

Our Treasury Policy is intended to bring value to our stockholders through the following:

●	utilizing intelligent capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital for the benefit of stockholders to purchase and hold more SOL;

●	staking the majority of the SOL in our treasury to earn a staking yield and turn the treasury into a productive asset;

●	purchasing locked SOL at a discount to the current spot price; and

●	selling our SOL holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to repurchase our Class B Ordinary Shares when our Board believes such repurchases will result in accretive value creation for our shareholders and at such times when it is legally permissible to do so.

We believe that SOL is the fastest and most used public blockchain in the world, processing more transactions and generating more onchain fee revenue than all other blockchains combined.

There can be no assurance that the value of SOL will increase, and investors should carefully consider the risks associated with digital assets.

How We Earn Staking Rewards

To earn staking rewards, we intend to delegate our SOL to third parties who we believe are leading SOL validators via Solana’s in-protocol delegation system while keeping the SOL held by third party custodians. This means we intend to deposit our SOL into a stake account, which is then delegated to a validator’s vote account. We intend to validators who are integrated into our qualified custodians’ platforms, allowing us to stake SOL to validators directly from our custody accounts. Of the validators that will be integrated into our qualified custodians, our team intends to stake to those who, in our opinion, have demonstrated a track record of high performance, high yield generation, and attractive delegator economics. We intend to use multiple validators to seek to maximize the return on our SOL treasury and to mitigate the risk of having only one or two validators for our treasury staking. We will also build our own validators or build in partnership with others and stake to these validators.

How We Manage Liquidity

We acknowledge that during the deactivation period, staked SOL is not earning rewards and is not yet liquid. We factor this into our liquidity and risk management framework.

Our intended staking program involves a temporary loss of transferability of staked SOL during the “deactivation” or cooldown period. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in un-staked SOL and cash to meet short-term obligations. Our use of SOL options may involve margin requirements or collateral posting, which could reduce available liquidity. Option premiums paid or received may also create volatility in our near-term cash flows. A certain portion of our holdings is comprised of SOL that is programmatically locked by the FTX estate. As such the release of such locked SOL is outside our control.

Use of Custodians and Storage of SOL

We solely utilize third-party qualified custodians to hold our SOL, other than the portion of our SOL held through a single non-qualified custodian, as set forth below. We do not self-custody our SOL. We use qualified custodians that utilize risk management and operational best practices related to hot vs. cold storage, access controls, custody technology and insurance, among other practices. We are in the process of onboarding with other qualified custodians to ensure that we mitigate our SOL treasury risk through the use of several qualified custodians.

Our primary custodians generally maintain the majority of their custodied SOL holdings in cold storage (>95%), with hot wallets used only for limited operational purposes. Custodians employ SOC 2–audited security controls, geographic redundancy, multi-person approval processes, and conduct key-generation ceremonies in offline, secure facilities. Private keys are never exposed to networked devices. Custodians maintain insurance coverage, which is in addition to policies we maintain ourselves. Our custody agreements typically run for one to three years, may be terminated on 30 days’ notice, and include fees for storage and transactions. Our qualified custodians do not rehypothecate or otherwise use our SOL. We may self-custody our SOL in the future.

Use of DeFi Protocols

We may from time to time interact with decentralized finance (“DeFi”) protocols, either directly or indirectly through staking, validator operations, custody arrangements, or liquidity management activities. DeFi protocols generally rely on open-source smart contracts deployed on public blockchains, including SOL. While these smart contracts are intended to operate automatically according to their code, they may contain coding errors, vulnerabilities, or design flaws that can be exploited.

SOL - The Token of the Solana Blockchain

SOL is the native token of the Solana blockchain. SOL was created with an initial supply of 500 million SOL, though much of the initial supply was locked or earmarked for various use cases including the community, the foundation and investors. New SOL is brought into existence primarily through inflationary rewards distributed to validators and delegators. The SOL staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value. Inflationary rewards started out at 8.0%, and are currently 4.3%, and will fall 15% every epoch-year until they reach a long-term floor of 1.5%. Unlock schedules applicable to these allocations may periodically increase circulating supply, creating potential selling pressure and adversely affecting the price of SOL. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of the Solana Improvement Document 96.

How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism. In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain. Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards. Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers. Solana’s proof-of-history gives validators a notion of time and allows them to produce blocks without requiring the network to first agree upon the current block, resulting in speed advantages. Further, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and take advantage of future hardware improvements resulting from increased CPU core counts. In addition, Solana is optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, positioning it well along the Blockchain Trilemma.

While Solana Labs and the Solana Foundation have played important roles in the development of the Solana ecosystem, no single entity owns or controls the Solana network. However, concentration of influence in these entities, particularly in early-stage protocol governance, presents risks that investors should consider.

The Solana Ecosystem

Solana’s performance and technical capabilities enable many use cases from DeFi to decentralized physical infrastructure networks, AI agents, social media, gaming, stablecoins, real-world assets, among others. We believe Solana is advantaged by best-in-class technology and strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.

Regulations

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our SOL strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

In addition, because transactions in SOL provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of SOL and SOL platforms, and there is the possibility that law enforcement agencies could close SOL platforms or other SOL-related infrastructure with little or no notice and prevent users from accessing or retrieving SOL held via such platforms or infrastructure.

As noted above, activities involving SOL and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope The laws and regulations applicable to SOL and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

September 2025 PIPE Transaction

Securities Purchase Agreements

On September 18, 2025, we entered into securities purchase agreements (the “PIPE Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “PIPE Offering”) an aggregate offering of (i) a combination of 61,505,516 Class B Ordinary Shares, and Class B Ordinary Share purchase warrants (the “PIPE Common Warrants”) to purchase 61,505,516 Class B Ordinary Shares, at a combined offering price of $4.50 per Class B Ordinary Share and PIPE Common Warrant to purchase one Class B Ordinary Share and (ii) a combination of pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase 5,161,152 Class B Ordinary Shares and PIPE Common Warrants to purchase 5,161,152 Class B Ordinary Shares, at a combined offering price of $4.45 per PIPE Pre-Funded Warrant to purchase one Class B Ordinary Share and PIPE Common Warrant to purchase one Class B Ordinary Share.

The PIPE Common Warrants will be immediately exercisable for 36 months after issuance at an exercise price of $6.75 per share. The PIPE Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the PIPE Pre-Funded Warrants issued in the PIPE Offering are exercised in full at an exercise price of $0.05 per share. Each Purchaser’s ability to exercise its PIPE Pre-Funded Warrants and PIPE Common Warrants, as applicable, in exchange for Class B Ordinary Shares is subject to certain beneficial ownership limitations set forth therein.

The PIPE Offering closed on September 23, 2025 with aggregate gross proceeds of approximately $300 million, which amount was paid in cash, USD Coin, Tether, or SOL (or a combination thereof).

Registration Rights Agreement

In connection with entering into the PIPE Securities Purchase Agreements, on September 18, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the PIPE Offering registering the resale of, among others, the PIPE Shares, the PIPE Pre-Funded Warrants, the PIPE Pre-Funded Warrant Shares, the PIPE Common Warrants, the PIPE Warrant Shares, the Strategic Advisor Shares that were issued upon the exercise of Strategic Advisor Pre-Funded Warrants, the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the Registration Rights Agreement.

Strategic Advisor Agreement

On September 18, 2025, the Company entered into a Strategic Advisor Agreement with the Strategic Advisors, pursuant to which the Strategic Advisors will provide the Company with strategic advice and guidance relating to the Company’s business, operations and growth initiatives, and industry trends in the cryptocurrency technology sector. In return for their services, the Strategic Advisors will receive (i) cash compensation equal to 1% per annum of the amount of the Company’s SOL Assets Under Management (“SOL AUM”) (as determined in accordance with the provisions of the Strategic Advisor Agreement); (ii) prefunded warrants (the “Strategic Advisor Pre-Funded Warrants”) to purchase a number of Class B Ordinary Shares equal to 10% of the aggregate number of Class B Ordinary Shares and pre-funded warrants issued pursuant to the Securities Purchase Agreements (the “Strategic Advisor Pre-Funded Warrant Shares”); (iii) warrants (the “Strategic Advisor Common Warrants 1”) to purchase an amount of Class B Ordinary Shares equal to, in the aggregate, 50.0% of the aggregate number of Strategic Advisor Pre-Funded Warrant Shares; and (iv) warrants (the “Strategic Advisor Common Warrants 2”, and together with the Strategic Advisor Pre-Funded Warrants and the Strategic Advisor Common Warrants 1, the “Strategic Advisor Warrants”) to purchase, in the aggregate, an amount of Class B Ordinary Shares equal to 9.0% of the aggregate number of Class B Ordinary Shares and pre-funded warrants issued pursuant to the Securities Purchase Agreements. The Strategic Advisor Agreement was amended on October 31, 2025 to correct the exercises prices of the Strategic Advisor Common Warrants 2. All of the Strategic Advisor Common Warrants 2 were exercised on a cashless basis.

Concurrent Securities Issuances

On September 23, 2025, the Company entered into a Registration Rights Agreement (the “DM Registration Rights Agreement 1”) with certain entities owned and controlled by Daniel J. McClory (the “DM Entities”), an executive director of the Company, pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the PIPE Offering registering the resale of the Class B Ordinary Shares held by the DM Entities. The Pinehurst Conversion Shares and the McClory Shares have been included in the registration statement related to this prospectus pursuant to the DM Registration Rights Agreement 1.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the DM Registration Rights Agreement 1.

On September 23, 2025, the Company entered into a Warrant Purchase Agreement (the “WPA Investor Purchase Agreement”) with five investors (the “WPA Investors”), pursuant to which the Company will offer and sell Class B Ordinary Share purchase warrants to purchase an aggregate of 622,080 Class B Ordinary Shares to the WPA Investors (the “WPA Investor Warrants”) for an aggregate of $6,221 (the “WPA Investor Purchase”). The closing of the WPA Investor Purchase occurred simultaneously with the closing of the PIPE Offering. All of the WPA Warrants have been exercised in full on a cashless basis. The Class B Ordinary Shares issued upon the exercise of the WPA Investor Warrants have been included in the registration statement related to this prospectus pursuant to the WPA Investor Registration Rights Agreement (as defined below).

In connection with entering into the WPA Investor Purchase Agreement, on September 23, 2025, the Company and the WPA Investors entered into a Registration Rights Agreement (the “WPA Investor Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the WPA Investor Purchase registering the resale of the Class B Ordinary Shares underlying the WPA Investor Warrant.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the WPA Investor Registration Rights Agreement.

On September 23, 2025, the Company entered into a Warrant Purchase Agreement (the “DM Warrant Purchase Agreement”) with an entity (the “DM Purchaser”) owned and controlled by Mr. McClory pursuant to which the Company will offer and sell a Class B Ordinary Share purchase warrant to purchase 200,000 Class B Ordinary Shares to the DM Purchaser (the “DM Warrant”) for $2,000 (the “DM Warrant Purchase”). The closing of the DM Warrant Purchase occurred simultaneously with the closing of the PIPE Offering. The DM Warrant has been exercised in full on a cashless basis. The Class B Ordinary Shares issued upon the exercise of the DM Warrant have been included in the registration statement related to this prospectus pursuant to the DM Registration Rights Agreement 2 (as defined below).

In connection with entering into the DM Warrant Purchase Agreement, on September 23, 2025, the Company and the DM Purchaser entered into a Registration Rights Agreement (the “DM Registration Rights Agreement 2”), pursuant to which the Company agreed to file a registration statement with the SEC, within 30 days of the closing of the DM Warrant Purchase registering the resale of the Class B Ordinary Shares underlying the DM Warrant.

The registration statement of which this prospectus forms a part is being filed in part to satisfy our obligations under the DM Registration Rights Agreement 2.

Resignations and Appointments of Certain Directors and Officers.

Resignation of Directors

Effective September 23, 2025, Dr. Fabio Scacciavillani resigned from the Board of Directors (the “Board”) and as Chief Executive Officer of the Company. Dr. Scacciavillani will continue in his role as Chief Financial Officer.

Additionally, on September 23, 2025, Abhishek Matthews, Christopher Gardner, Giuseppe Pirola and Goran Pandev resigned as members of the Board. Neither Mr. Matthew’s, Mr. Gardner’s, Mr. Pirola’s or Mr. Pandev’s resignation was a result of any disagreement relating to the Company’s operations, policies or practices.

Appointment of Directors

On September 23, 2025, we appointed the following directors to our board: Dr. Arthur Laffer, Victor Fischer, Keren Maimon, Ron Sade, Alvazi Almheiri and Tarek Alnuaimi. Each of the newly appointed directors will be indemnified by the Company for any claims related to such director being on the Board and will receive annual cash compensation of $200,000 (payable quarterly in $50,000 payments) and equity compensation of 44,444 Class B Ordinary Shares that vest evenly over a period of two years.

Employment Agreement with Chief Executive Officer and Director

On September 23, 2025, the Company entered into a formal employment agreement (the “Santori Agreement”) with Marco Santori pursuant to which Mr. Santori was appointed Chief Executive Officer and a Director of the Company.

Mr. Santori’s term as the Company’s Chief Executive Officer and Director began on September 23, 2025, and will continue until terminated by either party, subject to the terms of the Santori Agreement (the “Term”). For his services, Mr. Santori will be paid $650,000 annually. Additionally, Mr. Santori will be granted a signing bonus of $1,000,000 and an equity grant of $15,000,000 in restricted stock units which are subject to time and performance based vesting. During the course of the Term, Mr. Santori will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee, (ii) an AUM-based bonus, determined each calendar year based on the Company’s SOL AUM as of December 31 of such year, equal to (a) 0.1429% of SOL AUM up to $1,000,000,000, and (b) 0.0714% of any SOL AUM in excess of $1,000,000,000 and (iii) to participate in the Company’s 2022 Equity Incentive Plan. The Santori Agreement contains a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during the Term and for a period of one year following Mr. Santori’s termination.

Other Actions Taken in Connection with the PIPE Offering

●	At the closing of the PIPE Offering, the Company redeemed for nominal value 320,000 of the Company’s Class A Ordinary Shares, nominal value $0.05 per share, that were held by entities owned and controlled by Daniel J. McClory, a director of the Company;

●	At the closing of the PIPE Offering, the Company repaid $2.7 million in notes held by entities owned and controlled by Mr. McClory;

●	At the closing of the PIPE Offering, the Company paid Mr. McClory a fee of $4.3 million for his contributions to the PIPE Offering.

●	At the closing of the PIPE Offering, 80,000 of the Company’s Class A Ordinary Shares were converted into 400,000 Class B Ordinary Shares

●	Prior to the closing of the PIPE Offering, Boustead & Company Limited was issued three warrants, each of which have five year terms and cashless exercise, one of which has a number of shares underlying such warrant equal to 5% of the Class B Ordinary Shares issued in the PIPE Offering and an exercise price of $4.50 per share, one of which has a number of shares underlying such warrant equal to 5% of the Class B Ordinary Shares underlying the PIPE Pre-Funded Warrants and an exercise price of $4.45 per share, and one of which has a number of shares underlying such warrant equal to 5% of the Class B Ordinary Shares underlying the PIPE Common Warrants and an exercise price of $6.75 per share.

Corporate Information

Our corporate address and registered office are located at Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland. The phone number of our registered office is +353 1 237 3700. Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. We maintain a website at www.breraholdings.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

THE OFFERING

Securities offered by Selling Securityholders:

(A) up to 156,602,916 Class B Ordinary Shares, consisting of (i) 61,505,516 PIPE Shares, (ii) 10,372,130 Strategic Advisor Shares; (iii) 1,000,334 McClory Shares; (iv) 5,858,695 BCL Shares, (v) 93,887 BSL Shares; (vi) 131,821 Series B Conversion Shares; (vii) 785,971 Legacy Shares; (viii) up to 5,161,152 PIPE Pre-Funded Warrant Shares;, (ix) up to 66,666,668 PIPE Warrant Shares; (x) up to 3,333,330 Strategic Advisor Pre-Funded Warrant Shares; (xi) up to 1,666,667 Strategic Advisor Warrant 1 Shares; (xii) 16,000 Series A Conversion Shares and (xiii) 10,745 Legacy Warrant Shares; and (B) warrants to purchase 76,827,817 Class B Ordinary Shares, consisting of (i) the PIPE Pre-Funded Warrants to purchase up to 5,161,152 Class B Ordinary Shares; (ii) the PIPE Common Warrants to purchase up to 66,666,668 Class B Ordinary Shares, (iii) the Strategic Advisor Pre-Funded Warrants to purchase up to 3,333,330 Class B Ordinary Shares and (iv) the Strategic Advisor Common Warrants 1 to purchase up to 1,666,667 Class B Ordinary Shares.

Ordinary shares outstanding prior to the offering[1]	81,994,765

Ordinary shares outstanding immediately after the offering	158,849,327, assuming the exercise in full of all PIPE Common Warrants, PIPE Pre-Funded Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares and the full conversion of the Series A Preferred Stock.

Use of proceeds	We will not receive any of the proceeds from the sale of Class B Ordinary Shares by any Selling Securityholder. However, we will receive up to approximately $461,674,735 in gross proceeds if the PIPE Common Warrants, PIPE Pre-Funded Warrants, Strategic Advisor Warrants and warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercise, as applicable). We intend to use the net proceeds from such exercises for working capital and other general corporate purposes and the pursuit of our new Treasury Policy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the exercise of warrants, if any. See “Use of Proceeds”.

Risk factors	Investing in our Class B Ordinary Shares involves a high degree of risk. You should carefully consider all the information in this prospectus and the documents incorporated into each by reference prior to investing in our shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our shares.

Trading market	Our Class B Ordinary Shares are traded on The Nasdaq Capital Market tier of Nasdaq under the symbol “SLMT”.

[1]	As of November 17, 2025

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, as filed with the SEC, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including the risk factors described in Exhibit 99.3 to our Report on Form 6-K, filed with the SEC on September 26, 2025, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of the Class B Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering and Ownership of Our Class B Ordinary Shares

 Our management will have broad discretion as to the use of the proceeds from this offering may invest or otherwise use the proceeds in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from the exercise of the PIPE Common Warrants, PIPE Pre-Funded Warrants and the Strategic Advisor Warrants any additional offering by us and could use the proceeds for purposes other than those contemplated at the time of the offering, including in ways that do not improve our results of operations or enhance the value of our Class B Ordinary Shares. The failure by our management to apply these funds effectively could result in financial losses that have a material adverse effect on our business or cause the price of our Class B Ordinary Shares to decline, delay the development of additional products and services and our pursuit of our new SOL strategy. Pending their use, we may invest the net proceeds from warrant exercises or offerings in a manner that does not produce income or that loses value.

Future sales of our Class B Ordinary Shares, or the perception in the public markets that these sales may occur, could cause the market price for our Class B Ordinary Shares to decline.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class B Ordinary Shares or other securities convertible into or exchangeable for our Class B Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Class B Ordinary Shares, or securities convertible or exchangeable into Class B Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, sales of a substantial number of Class B Ordinary Shares in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Class B Ordinary Shares in the public market following this offering, the market price of our Class B Ordinary Shares could decline significantly and impair our ability to raise capital through the sale of additional equity securities.

We have reserved 9,000,000 Class B Ordinary Shares for issuance under our 2022 Equity Incentive Plan, and as of the date of this prospectus, we have 1,444,447 Class B Ordinary Shares available shares to be issued. We cannot predict the effect, if any, that market sales of Class B Ordinary Shares or the availability of Class B Ordinary Shares for sale will have on the market price of our Class B Ordinary Shares prevailing from time to time. Sales of substantial amounts of Class B Ordinary Shares in the public market, or the perception that those sales will occur, could cause the market price of our Class B Ordinary Shares.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Class B Ordinary Shares. We do not currently intend to pay dividends on our Class B Ordinary Shares and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class B Ordinary Shares may be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities by any Selling Securityholder. However, we will receive up to approximately $461,674,735 in gross proceeds if the PIPE Common Warrants, PIPE Pre-Funded Warrants, Strategic Advisor Warrants and the warrants related to the Legacy Warrant Shares are exercised in full (assuming no cashless exercise, as applicable). We intend to use the net proceeds from such exercises for working capital and other general corporate purposes and the pursuit of our new Treasury Policy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the exercise of warrants, if any.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant, and will be subject to compliance with applicable laws, including the Irish Companies Act, which requires Irish companies to have distributable reserves available for distribution equal to or greater than the amount of the proposed dividend. In addition, any distribution of dividends must be in accordance with the rules and restrictions applying under Irish law.

DESCRIPTION OF SHARE CAPITAL

The description of our authorized share capital and our outstanding securities as of the date of the filing of our Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) is incorporated by reference to Exhibit 2.1 to the 2024 Annual Report, and supplemented or updated as follows and as updated by our recently amended Constitution, which is contained in Appendix A to our proxy statement that was filed with the SEC on August 29, 2025 as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, which is incorporated by reference:

General

The authorized share capital of the Company consists of 10,080,000,000 shares, consisting of (i) 5,000,000 Class A ordinary shares with a nominal value of $0.05 each, (ii) 10,025,000,000 Class B ordinary shares with a nominal value of $0.05 each, and (iii) 50,000,000 preferred shares with a nominal value of $0.005 each of which 10,000,000 are designated as Series A Preferred Shares (the “Series A Preferred Shares”) and 2,500,000 are designated as Series B Preferred Shares (the “Series B Preferred Shares”).

As of November 17, 2025, there were 20,000 shares of Series A Preferred Stock (convertible into 16,000 Class B Ordinary Shares) outstanding. There are no shares of Series B Preferred Stock outstanding.

Preferred Shares

Under our constitution, we are authorized to issue, without shareholder approval, up to 50,000,000 preferred shares, issuable in one or more series, and, subject to the provisions of the Irish Companies Act, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine and as further set out in the constitution, and such rights and privileges, including dividend and voting rights, may be superior to those of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our ordinary shares and the voting and other rights of the holders of ordinary shares.

Our board of directors has designated the Series A Preferred Shares and the Series B Preferred Shares (together, the “Designated Preferred Shares”). The voting rights of the Designated Preferred Shares are limited to protective provisions, requiring consent for issuance of senior securities and material adverse amendments. The Designated Preferred Shares rank senior to our ordinary shares in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders and the holders are entitled to receive an amount per share equal to the original issue price plus any accrued but unpaid dividends before any distribution to the holders of our ordinary shares. The holders of Designated Preferred Shares are entitled to receive dividends as and when recommended and declared by our board of directors or declared by our shareholders on a pari passu basis with our ordinary shares according to the number of Class B Ordinary Shares then issuable to such holders upon conversion of the Designated Preferred Shares. Each Designated Preferred Share is convertible into 0.8 Class B Ordinary Shares at the option of the holder, subject to adjustment as described in its respective certificate of designation. The Series A Preferred Shares are redeemable by us, commencing on the first anniversary of the original issue date, at 150% of the original issue price, payable in cash or Class B Ordinary Shares. The Series B Preferred Shares are not redeemable by us. As of November 17, 2025, there were 20,000 shares of Series A Preferred Stock (convertible into 16,000 Class B Ordinary Shares) outstanding. There are no shares of Series B Preferred Stock outstanding.

Warrants

As of November 17, 2025, the Company had the following outstanding warrants:

●	PIPE Common Warrants, exercisable for 66,666,668 Class B Ordinary Shares at an exercise price of $6.75 per share for three years following their initial issuance.

●	PIPE Pre-Funded Warrants, exercisable for 5,161,152 Class B Ordinary Shares at an exercise price of $0.05 per share.

●	Strategic Advisor Pre-Funded Warrants, exercisable for 3,333,330 Class B Ordinary Shares at an exercise price of $0.05 per share, which are not exercisable until September 23, 2028.

●	Strategic Advisor Common Warrants 1, exercisable for 1,666,667 Class B Ordinary Shares at an exercise price of $6.75 per share, which are not exercisable until September 23, 2028.

●	Warrants held by certain legacy shareholders to purchase 10,745 Class B Ordinary Shares at an exercise price of $13.50 per share.

RSUs

As of November 17, 2025, the Company has granted 3,555,553 Restricted Stock Units (“RSUs”) under the Company’s 2022 Equity Incentive Plan as follows:

●	On September 23, 2025, our Board of Directors granted Marco Santori, its Director and Chief Executive Officer 3,333,333 RSUs which vest monthly on an even basis over four years. Fifty percent of RSUs vest in five equal 20% tranches upon Company SOL AUM exceeding 1x, 2x, 3x, 4x, and 5x the Private Placement gross proceeds, respectively, on or before the 4th anniversary of grant; remaining 50% vests upon Company raising at least $500,000,000 of equity capital on or before the 4th anniversary of grant. Upon termination by the Company without Cause or by Executive for Good Reason: all unvested time-based RSUs vest in full; performance-based RSUs vest based on actual Company performance for the full performance period (service condition deemed satisfied), payable on the same schedule as for similarly situated executives. 69,444 of these RSUs have vested.

●	On September 23, 2025 our Board of Directors granted each of Keren Maimon, Ron Sade, Alyazi Almheiri, Tarek Alnuaimi, Arthur Laffer 44,444 (222,220 in aggregate) RSUs. Each of these RSUs vests in substantially equal quarterly installments over two years commencing from the date of grant, with an initial vesting date on October 23, 2025 (subject to continued service and the Plan). Unvested RSUs accelerate and vest in full upon a Change in Control (as defined in the Plan). 27,777 of these RSUs have vested.

Transfer Agent

The transfer agent and registrar for our ordinary shares in the United States is Equiniti Trust Company, 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120. Its telephone number is (800) 689-8788.

Listing

The Class B Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “SLMT”.

SELLING SECURITYHOLDERS

The Securities being offered by the Selling Securityholders are those previously issued to the Selling Securityholders, or those issuable upon exercise of previously issued warrants to purchase Class B Ordinary Shares. For additional information regarding the issuances of those Class B Ordinary Shares and the other Securities, see the section of this prospectus titled “Prospectus Summary — Recent Developments — September 2025 PIPE Transaction.” We are registering the Securities in order to permit the Selling Securityholders to offer the Securities for resale from time to time.

Information About the Selling Securityholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Securityholders or known to us, the name of the Selling Securityholders and the number of Class B Ordinary Shares beneficially owned by the Selling Securityholders before and after this offering.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of Class B Ordinary Shares held by each of the Selling Securityholders.

The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Securityholders in the below table is based upon 81,994,765 Class B Ordinary Shares outstanding as of November 17, 2025.

Name of Selling Securityholder	Number of Class B Ordinary Shares Owned Prior to Offering†	Maximum Number of Class B Ordinary Shares to be Sold Pursuant to this Prospectus†	Number of Class B Ordinary Shares Owned After the Offering(1)	Percentage Class B Ordinary Shares Owned After the Offering
RBCH Ltd.(2)	22,222,222	22,222,222	0	*
Electric Capital Frontier Fund II, LP(3)	9,953,142	9,953,142	0	*
Electric Capital Venture Fund III, LP(4)	4,146,940	4,146,940	0	*
QRT Master Fund SPC- Torus Fund SP(5)	8,749,714	8,749,714	0	*
Qube Master Fund Ltd(6)	4,309,562	4,309,562	0	*
ARK Innovation ETF(7)	8,632,514	8,632,514	0	*
ARK Next Generation Internet ETF(8)	2,791,382	2,791,382	0	*
ARK FinTech Innovation ETF(9)	1,576,106	1,576,106	0	*
Anatole Partners Master Fund, L.P.(10)	6,332,644	6,332,644	0	*
Anatole Partners Enhanced Master Fund, L.P. (10.1)	4,778,466	4,778,466	0	*
Alyeska Master Fund, LP(11)	10,373,658	10,373,658	0	*
Gluonfield Holdings Limited(12)	6,666,668	6,666,668	0	*
V3 Holding Limited(13)	6,666,666	6,666,666	0	*
Anson Investments Master Fund LP(14)	2,888,888	2,888,888	0	*
Anson East Master Fund LP(15)	888,890	888,890	0	*
Anson Opportunities Master Fund LP(16)	666,666	666,666	0	*
Black Lines Holdings Limited(17)	4,430,340	4,430,340	0	*
Meshflow SOL II LLC(18)	2,063,492	2,063,492	0	*
Bartosz Lipinski	825,396	825,396	0	*
Funds Managed by Weiss Asset Management LP(19)	2,222,222	2,222,222	0	*
Phiton Ventures, LLC(20)	2,222,222	2,222,222	0	*
Off the Chain LP(21)	2,222,222	2,222,222	0	*
Quantstamp Holdings Bermuda Ltd(22)	2,222,222	2,222,222	0	*
Arrington XRP Capital Fund, LP(23)	2,222,222	2,222,222	0	*
OGTM Holdings LLC(24)	1,777,778	1,777,778	0	*
Origin Capital Partners Limited(25)	222,222	222,222	0	*
Coinfund Liquid Opportunities LP(26)	1,268,762	1,268,762	0	*
Series F Liquid Opportunities LP(27)	144,962	144,962	0	*
Series G Liquid Opportunities LP(28)	141,832	141832	0	*
Schonfeld Global Master Fund L.P.(29)	1,222,222	1,222222	0	*
Borderless Multi-Strategy Fund V LP(30)	1,222,222	1,222,222	0	*
Payward, Inc.(31)	888,888	888,888	0	*
Disrupt Investments Limited(32)	888,888	888,888	0	*
Eleven Eleven Algo Ci Ltd(33)	666,666	666,666	0	*

CL Advisors - DVII LP(34)	358,176	358,176	0	*
CL Advisors - DIII LP(35)	264,364	264,364	0	*
Anagram Ltd.(36)	515,228	515,228	0	*
Paper Group Special Opportunities 2 Inc.(37)	444,446	444,446	0	*
Funicular Funds, LP(38)	444,444	444,444	0	*
Stanislav Oskin	444,444	444,444	0	*
Ron Sade(39)	2,733,125	2,733,125	0	*
Keren Kalima Maimon(40)	2,828,679	2,828,679	0	*
Dylan Zanker	111,110	111,110	0	*
Relayer Capital Master Fund Ltd.(41)	111,110	111,110	0	*
Guy Hirsch(42)	2,624,532	2,673,123	6,964	*
Eyal Ashur	44,444	44,444	0	*
Alyazi Saeed Ahmed Alkhattal Almheiri(43)	2,562,013	2,562,013	0	*
Tariq Salem Ebraheem Alsaman Alnuuaimi(44)	5,124,075	5,124,075	0	*
Bevilacqua PLLC(45)	24,000	24,000	0	*
XX Settembre S.r.l.(46)	420,000	420,000	0	*
S.S. Juve Stabia S.r.l.(47)	320,000	320,000	0	*
Arlington Capital Holdings Inc.(48)	16,298	16,298	0	*
Micheal WardIRA(49)	4,075	4,075	0	*
Secure Net Capital LLC(50)	24,446	24,446	0	*
Lotus Investors LLC(51)	8,149	8,149	0	*
UVE Partners LLC(52)	16,298	16,298	0	*
Jelena Jakovljevic(53)	16,298	16,298	0	*
Thomas Saunders(54)	3,951	3,951	0	*
Brenda Fortunate(55)	4,075	4,075	0	*
Brent W. Bost(56)	4,075	4,075	0	*
John Gismondi(57)	4,890	4,890	0	*
Paul T. Barich(58)	10,268	10,268	0	*
John Scott(59)	6,275	6,275	0	*
Samuel Bode Miller(60)	6,846	6,846	0	*
Gregory James Gleason(61)	7,656	7,656	0	*
Charles Wyatt(62)	5,705	5,705	0	*
Jill Jaclin(63)	3,261	3,261	0	*
Oki Enterprises LLC(64)	16,000	16,000	0	*
Boustead Securities, LLC(65)	93,887	93,887	0	*
Brea Holdings LLC(66)	100,000	100,000	0	*
Daniel J. McClory(67)	400,000	400,000	0	*
Pinehurst Partners LLC(68)	500,334	500,334	0	*
Carlton Fiorentino	44,444	44,444	0	*
Greg Blatt	888,888	888,888	0	*
Jordan Siberry	88,888	88,888	0	*
Patrick Loney	11,110	11,110	0	*
Patrick Murck	11,110	11,110	0	*
Sony Singh	222,222	222,222	0	*
Network 1 Financial Securities, Inc.(69)	1,395	1,395	0	*
Michael A. Regina(70)	2,788	2,788	0	*
Patrick N. Teutonico(71)	2,788	2,788	0	*
Robert Chalmers Revocable Trust(72)	90,000	90,000	0
Boustead & Company Limited(73)	5,858,695	5,858,695	0
Genero Fusco(74)	10,000	10,000	0	*
Barolo Aprea(75)	5,000	5,000	0	*

(*)	Represents less than 1%.
(†).	Unless otherwise provided, 50% of the Class B Ordinary Shares held with respect to each Selling Securityholder represents Class B Ordinary Shares which may be delivered upon exercise of PIPE Common Warrants (which are exercisable within 60 days) held by the respective Selling Securityholder.
(1)	Applicable percentage ownership is based on 75,564,159 Class B Ordinary Shares outstanding as of October 15, 2025

(2)	Includes (i) 6,500,000 Class B Ordinary Shares, (ii) 4,611,11 Class B Ordinary Shares that are underlying PIPE Pre-Funded Warrants and (iii) 11,111,111 Class B Ordinary Shares that are underlying PIPE Common Warrants. Mr. Viktor Fischer and Mr. Jakub Havrlant, are the control person of the Selling Securityholder, have voting and investment control of the shares held by the Selling Securityholder. Mr. Fischer and Mr. Havrlant may be deemed to be the beneficial owner of such shares. Mr. Fischer and Mr. Havrlant, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is c/0 Juraj Petro- Rockaway X, Generala Piky 430/26, Dejvice, 160 00 Praha 6, Czech Republic.

(3)	Includes (i) 4,588,301 Class B Ordinary Shares, (ii) 388,270 Class B Ordinary Shares that are underlying PIPE Pre-Funded Warrants and (iii) 4,976,571 Class B Ordinary Shares that are underlying PIPE Common Warrants. Curtis Wayne Spencer IV is the Managing Member of Electric Capital Frontier Fund GP II, LLC, the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 855 El Camino Real #13A-15, Palo Alto, CA 943012.
(4)	Includes (i) 1,911,699 Class B Ordinary Shares, (ii) 161,771 Class B Ordinary Shares that are underlying PIPE Pre-Funded Warrants and (iii) 2,073,470 Class B Ordinary Shares that are underlying PIPE Common Warrants. Curtis Wayne Spencer IV is the Managing Member of Electric Capital Venture Fund GP III, LLC, the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 855 El Camino Real #13A-15, Palo Alto, CA 943012.
(5)	Stuart Brown, is the Director for Qube Research & Technologies Limited as investment manager for the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Brown may be deemed to be the beneficial owner of such shares. Mr. Brown, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Suit #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands.
(6)	Stuart Brown, is the Director for Qube Research & Technologies Limited as investment manager for the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Brown may be deemed to be the beneficial owner of such shares. Mr. Brown, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Suit #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, KY1-1003, Cayman Islands.
(7)	Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(8)	Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(9)	Cathie Wood, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Ms. Wood may be deemed to be the beneficial owner of such shares. Ms. Wood, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(10)	The reported securities are directly owned by the Selling Securityholder and may be deemed beneficially owned by Anatole Investment Management Limited (“Anatole”) as the investment manager of the Selling Securityholder. The reported securities may also be deemed beneficially owned by Xiaofan Yang as the principal of Anatole. Mr. Yang also may be deemed to be the beneficial owner of such securities. Each of Anatole and Mr. Yang, however, disclaims any beneficial ownership of the securities held by the Selling Shareholder. The address of Selling Securityholder is 17/F Southland Building, 48 Connaught Road Central, Hong Kong.
(10.1)	The reported securities are directly owned by the Selling Securityholder and may be deemed beneficially owned by Anatole Investment Management Limited (“Anatole”) as the investment manager of the Selling Securityholder. The reported securities may also be deemed beneficially owned by Xiaofan Yang as the principal of Anatole. Mr. Yang also may be deemed to be the beneficial owner of such securities. Each of Anatole and Mr. Yang, however, disclaims any beneficial ownership of the securities held by the Selling Shareholder. The address of Selling Securityholder is 17/F Southland Building, 48 Connaught Road Central, Hong Kong.
(11)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. the Selling Securityholder has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(12)	Grigori Fishman, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Fishman may be deemed to be the beneficial owner of such shares. Mr. Fishman, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 3rd Floor Genesis Building, Genesis Close George Town, PO Box 492, Grand Cayman.
(13)	Valerijs Vavilovs, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Vavilovs may be deemed to be the beneficial owner of such shares. Mr. Vavilovs, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.
(14)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

(15)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Common Shares held by the Selling Securityholder. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(16)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Selling Securityholder, hold voting and dispositive power over the Common Shares held by the Selling Securityholder. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. and may be deemed to be the beneficial owners of such shares, however, Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(17)	Shaik Zayed Suroor Mohammad Khalifa Alnehayan, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Shaik Zayed Suroor Mohammad Khalifa Alnehayan may be deemed to be the beneficial owner of such shares. Shaik Zayed Suroor Mohammad Khalifa Alnehayan , however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is C/O Equus Corporate, Office 2909 BC 9, Floor 29, Tamouh Tower, Al Reem Island, Abu Dhabi, UAE.
(18)	Bartosz Lipinski, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Lipinski may be deemed to be the beneficial owner of such shares. Mr. Lipinski, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 406 N Sangamon 3rd Floor, Chicago Il 60642.
(19)	Consists of (i) 666,667 Class B Ordinary Shares and 666,667 Class B Ordinary Shares that are underlying PIPE Common Warrants held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 444,444 Class B Ordinary Shares and 444,444 Class B Ordinary Shares that are underlying PIPE Common Warrants held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(20)	Philippe Bekhazi is the Chief Executive Officer of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Bekhazi may be deemed to be the beneficial owner of such shares. Mr. Bekhazi, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 2955 NE 7th Ave Miami FL 33137.
(21)	Brian Estes, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Estes may be deemed to be the beneficial owner of such shares. Mr. Estes, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 10337 Los Feliz Dr., Orlando, FL 32836.
(22)	Richard Ma, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ma may be deemed to be the beneficial owner of such shares. Mr. Ma, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.
(23)	J. Michael Arrington is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Arrington may be deemed to be the beneficial owner of such shares. Mr. Arrington, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(24)	Matthew Cheng- Yu Liu, is the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Liu may be deemed to be the beneficial owner of such shares. Mr. Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4525 Dean Martin DR. 2600, Las Vegas, NV 89103.
(25)	Matthew Cheng- Yu Liu, is the Directo of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Liu may be deemed to be the beneficial owner of such shares. Mr. Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Craigmuir Chambers, Road Town Tortola, VG 1110, British Virgin Islands.
(26)	Seth Ginns, is the Managing Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginnsmay be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 10018.
(27)	Seth Ginns, is the Managing Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginns may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 1001.
(28)	Seth Ginns, is the Managing Parter of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ginns may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 5 Bryant Park Suite 1003, New York, NY 10018.
(29)	Includes (i) 611,111 Class B Ordinary Shares and (ii) 611,111 Class B Ordinary Shares that are underlying PIPE Common Warrants. Ran Tolkin, CEO and CIO of Schonfeld Strategic Advisors LLC, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Tolkin may be deemed to be the beneficial owner of such shares. Mr. Tolkin, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 590 Madison Avenue, 23rd Floor, New York, NY 10022.
(30)	David Garcia, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Garcia may be deemed to be the beneficial owner of such shares. Mr. Garcia, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4290 South Highway 27 Suite 201 Space 3 Clermont, FL 34711.

(31)	The Board of Directors of Payward, Inc., is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder and such voting and investment control is exercised jointly by majority action. Accordingly, no individual member of the Board of Directors of Payward, Inc. may be deemed to be the beneficial owner of such shares held by the Selling Securityholder. The address of the Selling Securityholder is 1603 Capitol Ave, Suite 517B Cheyenne, WY 82001.

(32)	Muhammad Aaqib Gadit, Umair Gadit and Uzair Gadit, are the control persons of the Selling Securityholder, have voting and investment control of the shares held by the Selling Securityholder. Each of, Muhammad Aaqib Gadit, Umair Gadit, and Uzair Gadit may be deemed to be the beneficial owner of such shares. Muhammad Aaqib Gadit, Umair Gadit, and Uzair Gadit, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Unit 16, Level 15, The Gate, East, Dubai International Financial Centre Dubai, United Arab Emirates.
(33)	Arul Murugan, is the Managing Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Murugan may be deemed to be the beneficial owner of such shares. Mr. Murugan, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 1151 S Alhambra Circle Coral Gables, FL 33146.
(34)	Sebastian Evans, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Evans may be deemed to be the beneficial owner of such shares. Mr. Evans, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 333 Bush Street, 4th Floor, San Francisco, CA 94104 .
(35)	Sebastian Evans, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Evans may be deemed to be the beneficial owner of such shares. Mr. Evans, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 333 Bush Street, 4th Floor, San Francisco, CA 94104 .
(36)	Joseph Eagan and Lily Yuan-Li Liu, are the control persons of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Eagan and Ms. Yuan-Li Liu may be deemed to be the beneficial owner of such shares. Mr. Eagan and Ms. Yuan-Li Liu, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 10 Market Street, Unit #2462, Camana Bay, Cayman Islands KY19006 .
(37)	Danish Chaudhry, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Chaudhry may be deemed to be the beneficial owner of such shares. Mr. Chaudhry, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is P.O. Box 71 C/O Craigmuir Chambers Road Town, Tortola VG 1110.
(38)	Jacob Ma-Weaver, is the Managing Member of the General Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Ma-Weaver may be deemed to be the beneficial owner of such shares. Mr. Ma-Weaver, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 601 California Street, Suite 1151, San Francisco, CA 94108.
(39)	Includes (i) 1,899,792 Class B Ordinary Shares, (ii) 171,112 Class B Ordinary Shares underlying PIPE Common Warrants, (iii) 555,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iv) 277,778 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(40)	Includes (i) 1,862,013 Class B Ordinary Shares, (ii) 133,333 Class B Ordinary Shares that are underlying PIPE Common Warrants, (iii) 555,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iv) 277,778 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(41)	Austin Barack, is the Director of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Barack may be deemed to be the beneficial owner of such shares. Mr. Barack, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman, KY1-1002, Cayman Islands.
(42)	Includes (i) 1,784,235 Class B Ordinary Shares, (ii) 55,555 Class B Ordinary Shares that are underlying PIPE Common Warrants, (iii) 555,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iv) 277,778 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(43)	Includes (i) 1,728,680 Class B Ordinary Shares, (ii) 555,555 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iii) 277,778Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(44)	Includes (i) 3,457,410 Class B Ordinary Shares, (ii) 1,111,110 Class B Ordinary Shares underlying Strategic Advisor Pre-Funded Warrants; and (iii) 555,555 Class B Ordinary Shares underlying Strategic Advisor Common Warrants 1.
(45)	Consists of 24,000 Class B Ordinary Shares. Louis Bevilacqua, is the Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Bevilacqua may be deemed to be the beneficial owner of such shares. Louis Bevilacqua, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 1050 Connecticut Ave, NW, Suite 500, Washington, DC 20036.
(46)	Consists of 420,000 Class B Ordinary Shares. Andrea Langella, is the control person of the Selling Securityholder, has voting and investment control over the shares held by the Selling Securityholder, Ms. Langella, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Via posillipo n.9 80123 Napoli Italy.
(47)	Consists of 320,000 Class B Ordinary Shares. Filippo Polcino, is the control person of the Selling Securityholder, has voting and investment control over the shares held by the Selling Securityholder, Mr. Polcino, however, disclaims any beneficia ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 118 Arlington Avenue, Westmount, Quebec H3Y2W4.
(48)	Includes (i) 14,816 Class B Ordinary Shares and (ii) 1,482 Class B Ordinary Shares underlying warrants. Mark Nawacki, is the President of the Selling Securityholder, has voting and investment control over the shares held by the Selling Securityholder, Mr. Nawacki, however, disclaims any beneficia ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is Via G. DE MARCO N. 31 PAUPISI - BN -ITALY.

(49)	Includes (i) 3,704 Class B Ordinary Shares and (ii) 371 Class B Ordinary Shares underlying warrants. Michael Ward, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Pacific Premier Trust Cust IRA FBO Micael Verne Ward may be deemed to be the beneficial owner of such shares. Michael Ward, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is PO Box 981012, Boston, MA 02298.

(50)	Consists of 24,446 Class B Ordinary Shares. Al Rubenbauer, is the Managing Partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr, Rubenbauermay be deemed to be the beneficial owner of such shares. Mr. Rubenbauer, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is PO Box 981012, Boston, MA 02298.
(51)	Includes (i) 7,408 Class B Ordinary Shares and (ii) 741 Class B Ordinary Shares underlying warrants. Howard Rubin, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Rubin may be deemed to be the beneficial owner of such shares. Mr. Rubin, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 23 Lotus Street, Cedarhurst, NY 11516
(52)	Includes (i) 14,816 Class B Ordinary Shares and (ii) 1,482 Class B Ordinary Shares underlying warrants. Gary Simon, is the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Simon may be deemed to be the beneficial owner of such shares. Mr. Simon, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 23 Lotus Street, Cedarhurst, NY 11516.
(53)	Includes (i) 14,816 Class B Ordinary Shares and (ii) 1,482 Class B Ordinary Shares underlying warrants.
(54)	Includes (i) 3,591 Class B Ordinary Shares and (ii) 360 Class B Ordinary Shares underlying warrants.
(55)	Includes (i) 3,704 Class B Ordinary Shares and (ii) 371 Class B Ordinary Shares underlying warrants.
(56)	Includes (i) 3,704 Class B Ordinary Shares and (ii) 371 Class B Ordinary Shares underlying warrants.
(57)	Includes (i) 4,445 Class B Ordinary Shares and (ii) 445 Class B Ordinary Shares underlying warrants.
(58)	Includes (i) 9,334 Class B Ordinary Shares and (ii) 934 Class B Ordinary Shares underlying warrants.
(59)	Includes (i) 5.704 Class B Ordinary Shares and (ii) 571 Class B Ordinary Shares underlying warrants.
(60)	Includes (i) 6,223 Class B Ordinary Shares and (ii) 623 Class B Ordinary Shares underlying warrants.
(61)	Includes (i) 6,960 Class B Ordinary Shares and (ii) 696 Class B Ordinary Shares underlying warrants.
(62)	Includes (i) 5,186 Class B Ordinary Shares and (ii) 519 Class B Ordinary Shares underlying warrants.
(63)	Includes (i) 2,964 Class B Ordinary Shares and (ii) 297 Class B Ordinary Shares underlying warrants.
(64)	Consists of 16,000 Class B Ordinary Shares that are issuable upon conversion of 20,000 shares of Series A Preferred Stock. Scott Oki, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Oki may be deemed to be the beneficial owner of such shares. Mr. Oki, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 4315 Hunts Point Rd, Hunts Point, WA 98004.
(65)	Consists of 78,888 Class B Ordinary Shares. Daniel J. McClory, the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. McClory may be deemed to be the beneficial owner of such shares. Mr. McClory, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 6 Venture Suite 395, Irvine, CA 92618. Mr. McClory is an executive Director of the Company.
(66)	Consists of 100,000 Class B Ordinary Shares. Daniel J. McClory, the Managing Member of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 318 N. Carson Street, Suite 208, Carson City, NV 8970. Mr. McClory is an executive Director of the Company.
(67)	Consists of 400,000 Class B Ordinary Shares. Mr. McClory is an executive Director of the Company.
(68)	Consists of 500,334 Class B Ordinary Shares. Daniel J. McClory, the President of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 6525 Gunpark Drive, Suite 370-103, Boulder, CO 80301. Mr. McClory is an executive Director of the Company.
(69)	Consists of 1,395 Class B Ordinary Shares. William R. Hunt, Jr., is the President of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Hunt may be deemed to be the beneficial owner of such shares. Mr. Hunt, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 7829 Aberdeen Rd, Bethesda, MD 20814
(70)	Consists of 2,788 Class B Ordinary Shares.
(71)	Consists of 2,788 Class B Ordinary Shares.
(72)	Robert Chalmers, is the control person of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Chalmers may be deemed to be the beneficial owner of such shares. Mr. Chalmers, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 910 Lugo Ave, Coral Gables, FL 33156
(73)	Consists of 5,858,695 Class B Ordinary Shares. Keith Moore, the President of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Mr. Moore may be deemed to be the beneficial owner of such shares. Mr. Moore, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 6 Venture, Suite 395, Irvine CA, 92618.
(74)	Consists of 10,000 Class B Ordinary Shares.
(75)	Consists of 5,000 Class B Ordinary Shares.

PLAN OF DISTRIBUTION

Each Selling Securityholder and any of their pledgees, donees, transferees, assignees, and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Securityholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such Selling Securityholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Securityholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act (“Rule 144”) or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Securityholder will sell any or all of the Class B Ordinary Shares registered pursuant to the registration statement of which this prospectus forms a part.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

With respect to the PIPE Shares, PIPE Pre-Funded Warrants, PIPE Pre-Funded Warrant Shares, PIPE Common Warrants, PIPE Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares (other than the Strategic Advisor Warrant Shares issued upon the exercise of the WPA Investor Warrants), we are obligated to maintain the effectiveness of this registration statement until such Securities (i) have been sold, hereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. With respect to the McClory Shares and the Strategic Advisor Warrant Shares that were issued upon exercise of the WPA Investor Warrants, we are obligated to maintain the effectiveness of this registration statement until the earlier of the date (i) such Securities have been sold or (ii) that is two years from the closing date of the PIPE Offering. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class B Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class B Ordinary Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the Class B Ordinary Shares covered by this prospectus, the PIPE Pre-Funded Warrants, PIPE Common Warrants, and Strategic Advisor W arrants, and certain other legal matters as to Irish law will be passed upon for us by Clark Hill Solicitors LLP, Dublin, Ireland. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Sichenzia Ross Ference Carmel LLP who may also rely upon Clark Hill Solicitors LLP with respect to matters governed by Irish law.

EXPERTS

The audited consolidated financial statements as of December 31, 2024, incorporated herein by reference from the 2024 Annual Report, have been audited by Reliant CPA PC, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, incorporated herein by reference from the 2024 Annual Report, have been audited by TAAD LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. In September 2024, TAAD LLP became the predecessor auditor.

The audited financial statements of Società Sportiva Juve Stabia s.r.l.incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of RIA Grant Thornton SPA, independent auditors, upon the authority of said firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is registering the securities that may be offered and sold hereunder. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.breraholdings.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025, and the Amendment No. 1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 28, 2025;

●	the Company’s Reports on Form 6-K furnished to the SEC on January 2, 2025, January 7, 2025, January 10, 2025, January 15, 2025, February 7, 2025, February 13, 2025, February 21, 2025, March 3, 2025, March 7, 2025, March 31, 2025, April 1, 2025, May 23, 2025, June 4, 2025, June 10, 2025, June 16, 2025, June 17, 2025, June 23, 2025, June 23, 2025, June 24, 2025, July 14, 2025, August 29, 2025, September 5, 2025, September 18, 2025, September 18, 2025, September 26, 2025 , October 22, 2025 and October 27, 2025; and

●	the description of the Company’s Class B Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41606) filed with the SEC on January 26, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Brera Holdings PLC, Connaught House, 5th Floor, One Burlington Road, Dublin 4, DO4 C5Y6, Ireland, and telephone number +353 1 237 3700.

BRERA HOLDINGS PLC

79,748,354 Class B Ordinary Shares

PIPE Pre-Funded Warrants to Purchase up to 5,161,152 Class B Ordinary Shares

5,161,152 Class B Ordinary Shares Underlying the PIPE Pre-Funded Warrants

PIPE Common Warrants to Purchase up to 66,666,668 Class B Ordinary Shares

66,666,668 Class B Ordinary Shares Underlying PIPE Common Warrants

Strategic Advisor Pre-Funded Warrants to Purchase up to 3,333,330 Class B Ordinary Shares

3,333,330 Class B Ordinary Shares Underlying Strategic Advisor Pre-Funded Warrants

Strategic Advisor Common Warrants 1 to Purchase up to 1,666,667 Class B Ordinary Shares

1,666,667 Class B Ordinary Shares Underlying Strategic Advisor Common Warrants 1

10,745 Class B Ordinary Shares Underlying Warrants

16,000 Class B Ordinary Shares Underlying Series A Preferred Stock

PROSPECTUS

November 19, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

To the fullest extent permitted by Irish law, our constitution (which will be substantially in the form attached as Exhibit 3.1 to this registration statement) will confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its constitution or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors or other persons who would not be considered “officers” within the meaning of that term under the Irish Companies Act. Our constitution will also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

Exhibit No.	Description
2.1	Description of Securities Pursuant to Section 12 of the Exchange Act as of December 31, 2024 (incorporated by reference to Exhibit 2.1 to Annual Report on Form 20-F filed on May 15, 2025)
2.2	Subscription Agreement and Certificate of Designation of Series A Preferred Shares (incorporated by reference to Exhibit 1.1 to Form 6-K filed on December 27, 2024)
2.3	Amendment No. 1 to Certificate of Designation of Preferences, Benefits and Limitations of Series A Preferred Shares (Incorporated by reference to Exhibit 2.5 to Form 20-F filed on May 15, 2025)
3.1	Constitution of the Registrant (incorporated by reference to Exhibit 3.1 filed on Form 6-K, filed on September 26, 2025)
4.1	Form of PIPE Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 filed on Form 6-K September 18, 2025)
4.2	Form of PIPE Common Warrant Agreement (Incorporated by reference to Exhibit 4.2 filed on Form 6-K September 18, 2025)
4.3	Form of Strategic Advisor Pre-Funded Warrant (Incorporated by reference to Exhibit 4.3 filed on Form 6-K September 25, 2025)
4.4	Form of Strategic Advisor Common Warrant 1 (Incorporated by reference to Exhibit 4.4 filed on Form 6-K September 25, 2025)
4.5	Form of Strategic Advisor Common Warrant 2 (Incorporated by reference to Exhibit 4.5 filed on Form 6-K September 25, 2025)

4.6	Second Amendment to Brera Holdings Public Limited 2022 Equity Incentive Plan
5.1	Legal Opinion of Clark Hill Solicitors LLP
5.2	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement, dated as of September 18, 2025, between Brera Holdings PLC and each Purchaser (as defined therein) (Incorporated by reference to Exhibit 10.1 filed on Form 6-K September 18, 2025)
10.2	Form of Registration Rights Agreement, dated as of September 18, 2025, between Brera Holdings PLC and each Holder (as defined therein) (Incorporated by reference to Exhibit 10.2 filed on Form 6-K September 18, 2025
10.3	Employment Agreement with Marco Santori, effective September 23, 2025 (Incorporated by reference to Exhibit 10.3 filed on Form 6-K September 25, 2025
10.4	Strategic Advisor Agreement, dated September 18, 2025 (Incorporated by reference to Exhibit 10.4 filed on Form 6-K September 26, 2025
10.5	Investor Warrant Purchase Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.5 filed on Form 6-K September 26, 2025
10.6	Investor Registration Rights Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.6 filed on Form 6-K September 26, 2025
10.7	DM Warrant Purchase Agreement, dated September 23, 2025 (Incorporated by reference to Exhibit 10.7 filed on Form 6-K September 26, 2025
10.8	DM Registration Rights Agreement 1, dated September 23, 2025 (Incorporated by reference to Exhibit 10.8 filed on Form 6-K September 26, 2025
10.9	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.9 filed on Form 6-K September 25, 2025
10.10	DM Registration Rights Agreement 2, dated September 23, 2025 (Incorporated by reference to Exhibit 10.10 filed on Form 6-K September 26, 2025
10.11	Employment Agreement with Justin Bowes, effective November 4, 2025 (Incorporated by reference to Exhibit 10.1 filed on Form 6-K November 7, 2025).
10.12	Employment Agreement with Alberto Libanori, effective November 4, 2025 (Incorporated by reference to Exhibit 10.1 filed on Form 6-K November 13, 2025).
23.1	Consent of TAAD LLP
23.2	Consent of Reliant CPA PC
23.3	Consent of Grant Thorton S.p.A.
23.4	Consent of Clark Hill Solicitors LLP (included in Exhibit 5.1)
23.5	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereof)
107	Filing Fee Table

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, FL on November 19, 2025.

BRERA HOLDINGS PLC

By:	/s/ Marco Santori
Marco Santori
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marco Santori and Daniel Joseph McClory, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marco Santori	Chief Executive Officer (Principal Executive Officer) and Director	November 19, 2025
Marco Santori

/s/ Dr. Fabio Scacciavillani	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2025
Dr. Fabio Scacciavillani

/s/ Daniel Joseph McClory	Director	November 19, 2025
Daniel Joseph McClory

/s/ Alberto Libanori	Director	November 19, 2025
Alberto Libanori

/s/ Dr. Arthur Laffer	Director	November 19, 2025
Dr. Arthur Laffer

/s/ Viktor Fischer	Director	November 19, 2025
Viktor Fischer

/s/ Keren Maimon	Director	November 19, 2025
Keren Maimon

/s/ Ron Sade	Director	November 19, 2025
Ron Sade

/s/ Alyazi Almheiri	Director	November 19, 2025
Alyazi Almheiri

/s/ Tarek Alnuaimi	Director	November 19, 2025
Tarek Alnuaimi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 in New York, NY on November 19, 2025.

U.S. Authorized Representative

By:	Cogency Global Inc.

/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.